UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2009

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 3, 2009, MasTec, Inc., a Florida corporation (“MasTec”), issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), regarding MasTec’s planned private placement of up to $100 million in aggregate principal amount of Senior Convertible Notes due 2014 (the “Notes”) to qualified institutional buyers pursuant to certain exemptions from registration under the Securities Act. The Notes are expected to be guaranteed by the MasTec subsidiaries that guarantee MasTec’s existing senior notes due 2017 and existing senior convertible notes due 2014. MasTec intends to use the net proceeds from the sale of the Notes to fund the acquisition of Precision Pipeline LLC and Precision Transport Company, LLC and for general corporate purposes.

The information included in this Current Report on Form 8-K is summary information that is intended to be considered in the context of MasTec’s SEC filings and other public announcements that MasTec may make, by press release or otherwise, from time to time.

The information contained in this report on Form 8-K, including the information contained in Exhibit 99.1, is neither an offer to sell nor a solicitation of an offer to buy any of the Notes or any other securities. Any offers of the Notes will be made only by means of a private offering memorandum. The Notes that MasTec intends to offer will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

In accordance with Rule 135c(d) under the Securities Act, a copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press Release dated November 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

	By:	/S/ C. ROBERT CAMPBELL
Date: November 3, 2009	Name:	C. Robert Campbell
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 3, 2009.